UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

August 7, 2013

Inter Parfums, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	File Number	Identification No.)

551 Fifth Avenue, New York, New York 10176

(Address of Principal Executive Offices)

212. 983.2640

(Registrant's Telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Certain portions of our press release dated August 7, 2013, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference in this report, and are filed pursuant to this Item 2.02. They are as follows:

•	The 1st and 2nd paragraphs, all relating to income and expense for the second quarter and the six months ended June 30, 2013

•	Portions of the 3rd paragraph relating to sales of European operations

•	Portions of the 4th paragraph relating to sales of United States operations

•	The first sentence of the 5th paragraph relating to second quarter sales of Burberry brand products by European operations

•	The 6th paragraph relating to second quarter sales of Burberry brand products and related matters

•	The 7th paragraph relating to other matters that affected net income

•	The 8th paragraph relating to cash flows and balance sheet items

•	The 11th paragraph relating to the conference call to be held on August 8, 2013

•	The unaudited consolidated statements of income and consolidated balance sheets

Item 7.01. Regulation FD Disclosure.

Certain portions of our press release dated August 7, 2013, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference in this report, and are filed pursuant to this Item 7.01 and Regulation FD. They are as follows:

•	Portions of the 3rd paragraph relating to new product launches of European operations

•	Portions of the 4th paragraph relating to new product launches of United States operations

•	Portions of the 5th paragraph relating to plans to grow business and two recent licenses for new brands

•	The 9th paragraph relating to 2013 guidance

•	The 13th paragraph relating to forward looking information

•	The entire 14th paragraph and portions of the 2nd paragraph and relating to Regulation G, Conditions of Use of Non-GAAP Financial Measures

•	The balance of such press release not otherwise incorporated by reference in Item 2.02 or Item 8.01

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Item 8.01. Other Events.

Certain portions of our press release dated August 7, 2013, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference in this report, and are filed pursuant to this Item 8.01. They are as follows:

•	The 10th paragraph relating to payment of quarterly dividends

Item 9.01 Financial Statements and Exhibits.

99.1 Our press release dated August 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: August 7, 2013

Inter Parfums, Inc.

By:	/s/ Russell Greenberg
Russell Greenberg, Executive Vice President

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